UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2013

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2013, Halcón Resources Corporation (the “Company”) issued and sold to certain initial purchasers (the “Initial Purchasers”) $600.0 million aggregate principal amount of its 8 7/8% senior notes due 2021 (the “2021 Notes”) at a purchase price of 105.0% of the principal amount of the 2021 Notes.

Purchase Agreement

On January 9, 2013, the Company and its wholly owned subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, on behalf of the Initial Purchasers named therein, by which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, $600.0 million aggregate principal amount of the 2021 Notes in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Rule 144A and Regulation S under the Securities Act. The 2021 Notes constituted an additional issuance of notes under the same indenture as $750.0 million of the Company’s 8 7/8% Senior Notes due 2021 (the “Original 2021 Notes”) that were issued on November 6, 2012.

The 2021 Notes were issued at 105.0% of their face amount for net proceeds of approximately $619.5 million after deducting the Initial Purchasers’ discounts and commissions and before estimated offering expenses, but excluding accrued interest. The Company intends to use the net proceeds from the offering to repay outstanding indebtedness under its senior secured revolving credit facility and for general corporate purposes, including to fund a portion of the Company’s 2013 capital expenditure program. There was no reduction in the $850.0 million borrowing base under the Company’s senior secured revolving credit facility in connection with the issuance of the 2021 Notes.

The 2021 Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and its existing wholly owned subsidiaries, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities. Affiliates of each of the Initial Purchasers are lenders under the Company’s senior revolving credit facility.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Registration Rights Agreement

In connection with the sale of the 2021 Notes, the Company entered into a Registration Rights Agreement, dated January 14, 2013, between the Company and Wells Fargo Securities, LLC, on behalf of the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to conduct a registered exchange offer for the 2021 Notes or cause to become effective a shelf registration statement providing for the resale of the 2021 Notes. In connection with the exchange offer, the Company is required to (a) file an exchange offer registration statement (the “Registration Statement”) and use reasonable best efforts to cause such Registration Statement to become effective, (b) promptly following the effectiveness of the Registration Statement, offer to exchange each 2021 Note for a new note of the Company having terms substantially identical in all material respects to such 2021 Note, and (c) keep the registered exchange offer open for not less than 20 business days after the date notice of the exchange offer is mailed to the holders of the 2021 Notes. If the exchange offer is not consummated within 365 days after November 6, 2012, or upon the occurrence of certain other contingencies, the Company has agreed to file a shelf registration statement to cover resales of the 2021 Notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional cash interest to the holders of the 2021 Notes. A copy of the Registration Rights Agreement is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The 2021 Notes were issued pursuant to the Indenture entered into on November 6, 2012 (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), under which the Original 2021 Notes were also issued. The terms of the 2021 Notes issued on January 14, 2013 and the Original 2021 Notes issued on November 6, 2012 are governed by the Indenture, which contains covenants that, among other things, limit the Company’s and the Guarantors’ ability to incur additional debt, pay dividends on or make other distributions on stock, purchase or redeem stock or subordinated indebtedness, make investments, create liens, enter into transactions with affiliates, sell assets and merge with or into other companies or transfer substantially all of their assets. The Indenture also contains customary events of default. Indebtedness under the Senior Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture. The Indenture was previously filed with the U.S. Securities and Exchange Commission as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 7, 2012.

The Company will pay interest on the 2021 Notes on May 15 and November 15 of each year, beginning on May 15, 2013. The 2021 Notes will mature on May 15, 2021.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of January 14, 2013, between the Company and Wells Fargo Securities, LLC, on behalf of the initial purchasers named therein.

10.1	Purchase Agreement, dated January 9, 2013, among the Company, the subsidiary guarantors named therein and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

January 15, 2013	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of January 14, 2013, between the Company and Wells Fargo Securities, LLC, on behalf of the initial purchasers named therein.

10.1	Purchase Agreement, dated January 9, 2013, among the Company, the subsidiary guarantors named therein and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein.